ATC HEALTHCARE, INC.
                            PLACEMENT AGENT AGREEMENT


                                                     Dated as of: April 19, 2000

Arthur's, Lestrange & Company Inc.
Two Gateway Center
Pittsburgh, PA 15222-1498

Gentlemen:

      The  undersigned,  ATC  Healthcare,  Inc.,  a  Delaware  corporation  (the
"Company"), hereby agrees with Arthur's, Lestrange & Company Inc. (the "Placement Agent") and Cornell Capital Partners, LP, a Delaware Limited Partnership (the "Investor"), as follows:

      1. Offering. The Company hereby engages the Placement Agent to act as its exclusive placement agent in connection with the Standby Equity Distribution Agreement dated the date hereof (the "Standby Equity Distribution Agreement"), pursuant to which the Company shall issue and sell to the Investor, from time to time, and the Investor shall purchase from the Company (the "Offering") up to Five Million Dollars ($5,000,000) of the Company's Class A common stock (the "Commitment Amount"), $.01 par value per share (the "Common Stock"), at price per share equal to the Purchase Price, as that term is defined in the Standby Equity Distribution Agreement. The Placement Agent's services shall consist of reviewing the terms of the Standby Equity Distribution Agreement and advising the Company with respect to those terms.

      All capitalized terms used herein and not otherwise defined herein shall have the same meaning ascribed to them as in the Standby Equity Distribution Agreement. The Investor will be granted certain registration rights with respect to the Common Stock as more fully set forth in the Registration Rights Agreement between the Company and the Investor dated the date hereof (the "Registration Rights Agreement"). The documents to be executed and delivered in connection with the Offering, including, but not limited to, this Agreement, the Standby Equity Distribution Agreement, the Registration Rights Agreement, and the Escrow Agreement dated the date hereof (the "Escrow Agreement"), are referred to sometimes hereinafter collectively as the "Offering Materials." The Company's Common Stock purchased by the Investor or to be issued in connection with the conversion of the debenture to be issued to the Investor are sometimes referred to hereinafter as the "Securities." The Placement Agent shall not be obligated to sell any Securities.

      2. Compensation.

            Upon the execution of this Agreement, the Company shall issue to the Placement Agent or its designee shares of the Company's Common Stock in an amount equal to Ten Thousand Dollars ($10,000) divided by the Closing Bid Price of the Company's Common Stock on the date hereof (the "Placement Agent's Shares"). The Placement Agent's Shares shall be registered along with the

Investor's shares being registered pursuant to the Registration Rights Agreement dated the date hereof.

      3. Representations, Warranties and Covenants of the Placement Agent.

            The Placement Agent represents, warrants and covenants as follows:

                  (i) The Placement Agent has the necessary power to enter into this Agreement and to consummate the transactions contemplated hereby.

                  (ii) The execution and delivery by the Placement Agent of this Agreement and the consummation of the transactions contemplated herein will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which the Placement Agent is a party or by which the Placement Agent or its properties are bound, or any judgment, decree, order or, to the Placement Agent's knowledge, any statute, rule or regulation applicable to the Placement Agent. This Agreement when executed and delivered by the Placement Agent, will constitute the legal, valid and binding obligations of the Placement Agent, enforceable in accordance with their respective terms, except to the extent that (a) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (b) the enforceability hereof or thereof is subject to general principles of equity, or (c) the indemnification provisions hereof or thereof may be held to be in violation of public policy.

                  (iii) Upon receipt and execution of this Agreement by it, the Placement Agent will promptly forward copies of this Agreement to the Company or its counsel and the Investor or its counsel.

                  (iv) The Placement Agent will not intentionally take any action that it reasonably believes would cause the Offering to violate the provisions of the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act"), the respective rules and regulations promulgated thereunder (the "Rules and Regulations") or applicable "Blue Sky" laws of any state or jurisdiction.

                  (v) The Placement Agent is a member of the National Association of Securities Dealers, Inc., and is a broker-dealer registered as such under the 1934 Act and under the securities laws of the states in which the Securities will be offered or sold by the Placement Agent unless an exemption for such state registration is available to the Placement Agent. The Placement Agent is in material compliance with the rules and regulations applicable to the Placement Agent generally and applicable to the Placement Agent's participation in the Offering.

      4. Representations and Warranties of the Company.

            The Company represents and warrants to the Placement Agent as follows:

                  (i) The execution, delivery and performance of each of this Agreement, the Standby Equity Distribution Agreement and the Registration Rights Agreement have been or will be duly and validly authorized by the Company and are, or with respect to this Agreement, the Standby Equity Distribution


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

Agreement and the Registration Rights Agreement will be, a valid and binding agreement of the Company, enforceable in accordance with its respective terms, except to the extent that (a) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (b) the enforceability hereof or thereof is subject to general principles of equity or (c) the indemnification provisions hereof or thereof may be held to be in violation of public policy.

                  (ii) The Company has a duly authorized, issued and outstanding capitalization as set forth in the Standby Equity Distribution Agreement.

                  (iii) The shares of Common Stock to be issued in accordance with this Agreement, the Standby Equity Distribution Agreement and the Compensation Debenture have been duly authorized and, when issued and paid for in accordance with this Agreement, the Standby Equity Distribution Agreement and the Compensation Debenture, those shares will be validly issued, fully-paid and non-assessable; the holders thereof will not be subject to personal liability solely by reason of being such holders.

      5. Representations, Warranties and Covenants of the Investor.

            The Investor represents, warrants and covenants as follows:

            A. The Investor has the necessary power to enter into this Agreement and to consummate the transactions contemplated hereby.

            B. The execution and delivery by the Investor of this Agreement and the consummation of the transactions contemplated herein will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which the Investor is a party or by which the Investor or its properties are bound, or any judgment, decree, order or, to the Investor's knowledge, any statute, rule or regulation applicable to the Investor. This Agreement when executed and delivered by the Investor, will constitute the legal, valid and binding obligations of the Investor, enforceable in accordance with their respective terms, except to the extent that (a) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (b) the enforceability hereof or thereof is subject to general principles of equity, or (c) the indemnification provisions hereof or thereof may be held to be in violation of public policy.

      6. Indemnification and Limitation of Liability.

            A. The Company  hereby  agrees that it will  indemnify  and hold the
Placement Agent and each officer, director, shareholder, employee or representative of the Placement Agent, and each person controlling, controlled by or under common control with the Placement Agent within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act or the Rules and Regulations, harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened,


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

or any claim whatsoever or in appearing or preparing for appearance as a witness in any action, suit or proceeding, including any inquiry, investigation or pretrial proceeding such as a deposition) to which the Placement Agent or such indemnified person of the Placement Agent may become subject under the 1933 Act, the 1934 Act, the Rules and Regulations, or any other federal or state law or regulation, common law or otherwise, arising out of or based upon (i) the breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or (ii) any false or misleading information or allegedly false or misleading information, which is included in any document filed with the SEC or any state agency, other than information included therein which is specifically provided for that purpose by the Placement Agent or the Investor.

            B. The Placement Agent hereby agrees that it will indemnify and hold the Company and each officer, director, shareholder, employee or representative of the Company, and each person controlling, controlled by or under common control with the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act or the Rules and Regulations, harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever or in appearing or preparing for appearance as a witness in any action, suit or proceeding, including any inquiry, investigation or pretrial proceeding such as a deposition) to which the Company or such indemnified person of the Company may become subject under the 1933 Act, the 1934 Act, the Rules and Regulations, or any other federal or state law or regulation, common law or otherwise, arising out of or based upon (i) the breach of any representation, warranty, covenant or agreement made by the Placement Agent in this Agreement, or (ii) any false or misleading information or allegedly false or misleading information provided to the Company by the Placement Agent or by one of the Placement Agent's indemnified persons specifically for inclusion in any document filed with the SEC or any state agency

            C. The Investor  hereby  agrees that it will  indemnify and hold the
Placement Agent and each officer, director, shareholder, employee or representative of the Placement Agent, and each person controlling, controlled by or under common control with the Placement Agent within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act or the Rules and Regulations, harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever or in appearing or preparing for appearance as a witness in any action, suit or proceeding, including any inquiry, investigation or pretrial proceeding such as a deposition) to which the Placement Agent or such indemnified person of the Placement Agent may become subject under the 1933 Act, the 1934 Act, the Rules and Regulations, or any other federal or state law or regulation, common law or otherwise, arising out of or based upon (i) the conduct of the Investor or its officers, employees or representatives in its acting as the Investor for the Offering, (ii) the material breach of any representation, warranty, covenant or agreement made by the Investor in the Offering Materials, or (iii) any false or misleading information provided to the Placement Agent by one of the Investor's indemnified persons.


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

            D. The Placement Agent hereby agrees that it will indemnify and hold the Investor and each officer, director, shareholder, employee or representative of the Investor, and each person controlling, controlled by or under common control with the Investor within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act or the Rules and Regulations, harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever or in appearing or preparing for appearance as a witness in any action, suit or proceeding, including any inquiry, investigation or pretrial proceeding such as a deposition) to which the Investor or such indemnified person of the Investor may become subject under the 1933 Act, the 1934 Act, the Rules and Regulations, or any other federal or state law or regulation, common law or otherwise, arising out of or based upon the material breach of any representation, warranty, covenant or agreement made by the Placement Agent in this Agreement.

            E. Promptly after receipt by an indemnified party of notice of the existence of any condition which is covered by Section 6(A), (B), (C) or (D), the party to be indemnified shall, within five (5) business days, notify the indemnifying party of the occurrence thereof; the omission by an indemnified party to so notify the indemnifying party shall not relieve the indemnifying party of its obligation to indemnify any other indemnified party that has given such notice and shall not relieve the indemnifying party of any liability outside of this indemnification if not materially prejudiced thereby. In the event that any action is brought against an indemnified party, the indemnifying party shall be entitled to participate therein and, to the extent it may desire, to assume and control the defense thereof with counsel chosen by it. After notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such Section 6(A), (B), (C) or (D) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, but the indemnified party may, at its own expense, participate in such defense by counsel chosen by it, without, however, impairing the indemnifying party's control of the defense. Subject to the proviso of this sentence and notwithstanding any other statement to the contrary contained herein, the indemnified party or parties shall have the right to choose its or their own counsel and control the defense of any action, all at the expense of the indemnifying party if (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action at the expense of the indemnifying party, or (ii) the indemnifying party shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties, which cannot be properly raised by the counsel hired by the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying party; provided, however, that the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstance, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified


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

parties. No settlement of any action or proceeding against an indemnified party shall be made without the consent of the indemnifying party.

            F. The indemnity agreements contained in this Section 6 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified person or any termination of this Agreement.

      7. Termination.

      This Agreement shall be co-terminus with, and terminate at the same time as, the Standby Equity Distribution Agreement.

      8. Miscellaneous.

            A. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all which shall be deemed to be one and the same instrument.

            B. Any notice required or permitted to be given hereunder shall be given in writing and shall be deemed effective when deposited in the United States mail, postage prepaid, or when received if personally delivered or faxed (upon confirmation of receipt received by the sending party), addressed as follows to such other address of which written notice is given to the others):

If to Placement Agent, to:             Arthur's Lestrange & Company Inc.
                                       Two Gateway Center
                                       Pittsburgh, PA 15222-1498
                                       Attention:        Ronald Weiss
                                       Telephone:        (412) 341-1144
                                       Facsimile:        (412) 341-5563

If to the Company, to:                 ATC Healthcare, Inc.
                                       1983 Marcus Avenue
                                       Lake Success, New York 11042
                                       Attention:         Andrew Reiben
                                       Telephone:        516-750-1600
                                       Facsimile:        516-750-1754

With a copy to:                        DKW Law Group, LLC
                                       58th Floor, US Steel Tower
                                       600 Grant Street
                                       Pittsburgh, PA 15219
                                       Attention:        David Hirsch, Esq.
                                       Telephone:        412-355-2960
                                       Facsimile:        412-355-2609


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

If to the Investor:                    Cornell Capital Partners, LP
                                       101 Hudson Street - Suite 3606
                                       Jersey City, New Jersey 07302
                                       Attention:        Mark A. Angelo
                                                         Portfolio Manager
                                       Telephone:        (201) 985-8300
                                       Facsimile:        (201) 985-8266

With Copies to:                        Butler Gonzalez LLP
                                       1416 Morris Avenue - Suite 207
                                       Union, New Jersey 07083
                                       Attention:        David Gonzalez, Esq.
                                       Facsimile:        (908) 810-0973
                                       Butler Gonzalez LLP

            C. This Agreement shall be governed by and construed in all respects under the laws of the State of New York, without reference to its conflict of laws rules or principles. Any suit, action, proceeding or litigation arising out of or relating to this Agreement shall be brought and prosecuted in such federal or state court or courts located within the State of New Jersey as provided by law. The parties hereby irrevocably and unconditionally consent to the jurisdiction of each such court or courts located within the State of New Jersey and to service of process by registered or certified mail, return receipt requested, or by any other manner provided by applicable law, and hereby irrevocably and unconditionally waive any right to claim that any suit, action, proceeding or litigation so commenced has been commenced in an inconvenient forum.

            D. This Agreement and the other agreements referenced herein contain the entire understanding between the parties hereto and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

            E. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.



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         IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the date first written above.

                                              COMPANY:
                                              ATC HEALTHCARE, INC.

                                              By: /s/ Andrew Rebien
                                                  ------------------------------
                                              Name:   Andrew Reiben
                                              Title:  Chief Financial Officer


                                              PLACEMENT AGENT:
                                              ARTHUR'S, LESTRANGE & COMPANY INC.

                                              By:  /s/ Ron Weiss
                                                  ------------------------------
                                              Name:    Ron Weiss
                                              Title:   President

                                              INVESTOR:
                                              CORNELL CAPITAL PARTNERS, LP

                                              By:     Yorkville Advisors, LLC
                                              Its:    General Partner


                                              By: /s/ Mark A. Angelo
                                                  -----------------------------
                                              Name:   Mark A. Angelo
                                              Title:  Portfolio Manager


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